SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CARLYLE INDS.

          GAMCO INVESTORS, INC.
                                11/14/97           60,000             2.0000
                                11/13/97           55,000             1.9708
          GAMCO INVESTORS, INC.
                                11/13/97           20,000             1.9708
                                10/21/97            1,500             1.8125
                                10/20/97            1,500-            1.6875
                                10/03/97            5,000-            1.9375
                                 9/24/97            1,000-            2.0000


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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